Exhibit 10.192

                                OPTION AGREEMENT

      THIS OPTION AGREEMENT (the "Agreement") is entered into as of March 31, 1999 by and between CareMatrix of Houston, Inc., a Delaware corporation (hereinafter, "CareMatrix of Houston") and CareMatrix of Massachusetts, Inc., a Delaware corporation (hereinafter "CareMatrix of Mass.").

      WHEREAS, CareMatrix of Houston is the sole, absolute fee simple owner of a certain parcel of land located in Harris County, Texas containing approximately
5.1 acres of land more or less (the "Property"); and

      WHEREAS, CareMatrix of Mass. desires to obtain an option to purchase the Property, upon the terms and conditions set forth below;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. CareMatrix of Houston hereby grants to CareMatrix of Mass. the option to purchase the Property for a purchase price of $500,000 (the "Purchase Price"), upon the following further terms and conditions:

            (a) The closing date shall be on or before March 31, 2000 (the "Closing Date");

            (b) The parties shall execute a mutually agreed upon form of purchase and sale agreement consistent with the terms and conditions of this
Agreement:

            (c) The Property shall be conveyed on the Closing Date by a good and sufficient quitclaim deed in favor of CareMatrix of Mass. or its nominee, to be delivered at 12:00 noon on the Closing Date at 197 First Avenue, Needham, Massachusetts 02194, conveying good and clear, record and marketable and insurable fee simple title, free from encumbrances, except for only the matters set forth on that certain Lawyers Title Insurance Corporation title insurance policy insuring CareMatrix of Houston relating to the Property, a copy of which has been delivered to CareMatrix of Mass. herewith, and such other easements and restrictions hereafter affecting the Property as reasonably approved by CareMatrix of Mass.;

            (d) The Purchase Price shall be adjusted with respect to real estate taxes and water and sewer charges, insurance premiums and utility charges and other customary items in transactions of this type;

            (e) This option shall be exercisable by CareMatrix of Mass. by written notice to CareMatrix of Houston given at lease five (5) days before the Closing Date;

            (f) The transfer of the Property shall be made subject to any changes in the Property which may have occurred as a result of taking by eminent domain, and subject to any state of facts as an accurate survey would show other than encumbrances created by CareMatrix of Houston after the date hereof and not otherwise permitted hereunder.

      2. CareMatrix agrees to pay, simultaneously herewith, the sum of $500,000 (the "Option Price"), for the option to purchase the Property. The Option Price shall be credited in full against the Purchase Price for the Property.

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

      WITNESS THE EXECUTION HEREOF as an instrument under seal as of the date first set forth above.

WITNESS:                             CAREMATRIX OF HOUSTON, INC.


----------------------------         By: /s/ David B. Currie
                                     -------------------------------------------
                                     Title: David B. Currie
                                     -------------------------------------------
                                            Vice President

                                     hereunto duly authorized


WITNESS:                             CAREMATRIX OF MASSACHUSETTS, INC.


----------------------------         By: /s/ David B. Currie
                                     -------------------------------------------
                                     Title: David B. Currie
                                     -------------------------------------------
                                            Sr. Vice President

                                     hereunto duly authorized

Receipt of Option Price Acknowledged:

CAREMATIX OF HOUSTON, INC.


By: /s/ David B. Currie
----------------------------

----------------for CareMatrix of Houston, Inc.

                DAVID B. CURRIE
                SENIOR VICE PRESIDENT


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